Exhibit (j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to us under the heading “Independent Registered Public Accounting Firm “ in the Registration Statement on Form N-1A of the Glenmede Mid Cap Equity Portfolio, one of the portfolios of The Glenmede Fund, Inc.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

September 30, 2014